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                                                                    EXHIBIT 24.2


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Directors and officers of Sinter Metals, Inc., a Delaware corporation (the "Company"), hereby constitutes and appoints Joseph W. Carreras, Michael T. Kestner, Ronald
G. Campbell and Edward W. Moore, and each of them, as the true and lawful attorney or attorneys-in-fact, with full power of substitution and revocation, for each of the undersigned and in the name, place and stead of the undersigned, to sign on behalf of the undersigned (i) a Registration Statement on Form S-8 (the "Registration Statement") with respect to the registration under the Securities Act of 1933, as amended, of up to 474,705 shares of the Company's Class A Common Stock, par value $.001 per share, for issuance under the Sinter Metals, Inc. 1994 Key Employees Stock Incentive Plan; (ii) any and all amendments, including post-effective amendments, and exhibits to the Registration Statement; and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority with respect to the securities covered by the Registration Statement and to do and perform any and all other acts and deeds whatsoever that may be necessary or required in the premises, ratifying and approving any and all actions that may be taken pursuant hereto by any of the above-named agents and attorneys-in-fact or their substitutes and, without implied limitation, including in the above authority to do the foregoing on behalf and in the name of each, any or all of the undersigned.

         This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

         IN WITNESS WHEREOF, this Power of Attorney has been executed at Cleveland, Ohio on February 4, 1997.


   /s/ Joseph W. Carreras                         /s/ Donald L. LeVault
----------------------------------------         -------------------------------------------
   Joseph W. Carreras, Chairman of the            Donald L. LeVault, President and Director
   Board and Chief Executive Officer
   (Principal Executive Officer)

   /s/ Michael T. Kestner                         /s/ Ian B. Hessel
----------------------------------------         -------------------------------------------
   Michael T. Kestner, Vice President             Ian B. Hessel, Vice President
   and Chief Financial Officer                        and Controller
   (Principal Financial Officer)                      (Principal Accounting Officer)

   /s/ E. Joseph Hochreiter                       /s/ David Y. Howe
----------------------------------------         -------------------------------------------
   E. Joseph Hochreiter, Director                 David Y. Howe, Director

   /s/ Mary Lynn Putney                           /s/ William H. Roj
----------------------------------------         -------------------------------------------
   Mary Lynn Putney, Director                     William H. Roj, Director

   /s/ Charles E. Volpe
----------------------------------------
   Charles E. Volpe, Director


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